INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Cullen Agricultural Holding Corp. on Form S-4 of our report of Triplecrown Acquisition Corp. (a development stage enterprise) (the “Company”), which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 12, 2009, with respect to our audits of the financial statements of Triplecrown Acquisition Corp. (a development stage enterprise) as of December 31, 2008 and 2007 and the year ended December 31, 2008 and for the periods from June 8, 2007 (inception) through December 31, 2007 and 2008 and our report dated March 12, 2009 with respect to our audit of the effectiveness of internal control over financial reporting appear in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp
(formerly Marcum & Kliegman llp)
Melville, New York
September 4, 2009